Wireless M2M solutions for Enterprise Assets

FOR IMMEDIATE RELEASE

CONTACTS:	For Financial Press	For Trade Press
	Matt Glover/Michael Koehler	Greg Smith
	Liolios Group, Inc.	Vice President
	IDSY@liolios.com	gsmith@id-systems.com
	(949) 574-3860	(201) 996-9000

I.D. Systems Announces Election of New Board of Directors; President and Co-Founder, Kenneth Ehrman, Appointed as Chairman and CEO

Woodcliff Lake, NJ, June 23, 2014—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless M2M asset management solutions, announced the election of a new board of directors on June 20, 2014, at its annual meeting of stockholders. Following the meeting, the new board appointed company co-founder and president, Kenneth Ehrman, as chairman of the board and chief executive officer of the company, effective June 20, 2014.

Mr. Ehrman has been I.D. Systems’ interim CEO since March 2, 2014, and president since he co-founded the company in 1993. Prior to his re-election to the board on June 20, 2014, Mr. Ehrman served as a director of the company from its inception to 2013. He also serves as a member of the board of directors of Financial Services, Inc., a privately held provider of data processing solutions for banking. Mr. Ehrman graduated from Stanford University with a Bachelor of Science degree in Industrial Engineering.

“The new board of directors believed it was important to act swiftly in appointing a CEO to help ensure stability and continuity in the organization,” said Michael Brodsky, lead independent director of I.D. Systems. “Ken brings the right blend of talent, industry experience, and leadership to the role of CEO. We are confident he is the right leader to guide the company into its next stage of growth and profitability.”

Mr. Ehrman commented, “I am gratified that the new board has chosen me to guide and drive our company forward. I am devoted to making our new strategic plan, ‘I.D. Systems 2.0,’ the foundation for our next phase of growth. I look forward to meeting the challenges and fostering the successes that lie ahead for our company.”

In addition to Mr. Ehrman, I.D. Systems’ newly elected board of directors consists of:

•	Kenneth Brakebill, a retired intellectual property and trial lawyer educated at Stanford University, Harvard Law School, and the University of California, Hastings;

•	Michael Brodsky, the executive chairman of Selectica, a publicly traded provider of cloud-based contract management software, who holds degrees from Syracuse University, Northwestern University School of Law, and the Kellogg School of Management at Northwestern University;

•	Ron Konezny, the vice president of global transportation and logistics at Trimble Navigation, a publicly-traded provider of technology solutions for mobile productivity, and the CEO of PeopleNet, an onboard computing and carrier fleet communications provider, who graduated from Northwestern University;

•	Tony Trousset, a founder and the managing member of Atlas Technology Group, a privately-held provider of financial advice to technology companies and technology-focused private equity firms, who holds B.A. and M.A. degrees from Stanford University.

For additional biographical details on I.D. Systems’ directors, please refer to the company’s announcement on June 12, 2014, with the headline “I.D. Systems to Hold Annual Meeting of Stockholders on Friday, June 20th, 2014 at 11:00 a.m. Eastern Time in New York City,” or the proxy materials for I.D. Systems’ 2014 annual meeting of stockholders.

Wireless M2M solutions for Enterprise Assets

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems, Inc. is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. PowerFleet® is a registered trademark of I.D. Systems. For more information, visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; potential barriers to competition; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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